April 30, 2010



Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois 60603

Energy Income and Growth Fund
120 East Liberty Drive, Suite 400
Wheaton, IL  60187



         RE:         Energy Income and Growth Fund

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to Energy Income and Growth Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the "Commission") on or about May 7, 2009 and Post-Effective Amendment No. 4 to its Registration Statement on Form N-2 filed with the Commission on or about March 17, 2010 (collectively, the "Registration Statement") and the supplement, dated April 30, 2010 to the Prospectus dated April 9, 2010 contained in such Registration Statement to be filed with the Commission under Rule 497 under the Securities Act of 1933, as amended (the "1933 Act") on or about April 30, 2010 (the "Supplement") , with respect to up to 1,955,000 of its common shares of beneficial interest, $.01 par value per share (the "Shares"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares, to be filed with the Commission on or about April 30, 2010 as an exhibit to Post-Effective Amendment No. 5 to the Registration Statement (the "Amendment").

         In connection with the furnishing of this opinion, we have examined the following documents:

         (a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

         (b) copies of the Fund's Declaration of Trust and of all amendments thereto (the "Declaration") on file in the office of the Secretary of the Commonwealth of Massachusetts;

         (c) a certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration, the Fund's By-laws as currently in effect (the "By-laws) and resolutions adopted by the Board of Trustees at meetings held on September 21, 2007 and April 19, 2010 and the written consent of the Trustees dated April 29, 2010 (the "Resolutions");

Chapman and Cutler LLP
Energy Income and Growth Fund
April 30, 2010
Page 2 of 3



         (d) copy of the Fund's Registration Statement as filed with Commission;

         (e) a printer's proof of the Supplement received on April 28, 2010; and

         (f) a draft of the Amendment received on April 28, 2010.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Supplement and the Amendment, when filed with the Commission, will be in substantially the form of the printer's proofs referenced in paragraph (e) and (f) above. We have further assumed that the Fund's Declaration and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of issuance of such Shares. We note that the Board of Trustees of the Fund has approved an offering of the Fund's Common Shares at a price or prices not below such price as is permitted under Section 23(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and that further, the Board of Trustees and shareholders of the Fund have approved the offering of the Fund's Common Shares at a price that is below the then current net asset value per share, in accordance with Section 23(b) of the 1940 Act, provided that such offering complies with certain conditions set forth in the Fund's proxy statement on Form 14a, dated October 29, 2007 and filed pursuant to Edgar with the Commission on October 26, 2007 (the "Proxy Statement"), and we have assumed that any sale of Offering Shares, if made at a price that is less than the current net asset value per share, will be made in conformity with the conditions set forth in such Proxy Statement.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. We have further assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to our opinion below relating to the valid existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply. In addition, to the extent that the Fund's Declaration, By-laws or the Resolutions refer

Chapman and Cutler LLP
Energy Income and Growth Fund
April 30, 2010
Page 3 of 3



to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Fund with such Act and such other laws and regulations. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Fund, including the Registration Statement and any amendment thereto, and the Supplement.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that:

          1. The Fund has been formed and is validly existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

          2. The Shares, when issued and sold in accordance with terms of the Declaration and the Resolutions, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration
Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

         This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reliance by the Fund on this opinion, to the reference to our name in the Registration Statement and in the prospectus forming a part thereof under the heading "Legal Matters" and to the filing of this opinion as an exhibit to the Amendment.

                                        Very truly yours,

                                        /s/ Bingham McCutchen LLP
                                        --------------------------------
                                        Bingham McCutchen LLP